EXHIBIT 99.4
Unaudited Pro Forma Financial Information
     On May 28, 2008, comScore, Inc., a Delaware corporation (“comScore”), entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) by and among comScore, M:Metrics, Inc., a Delaware corporation (“M:Metrics”), OpinionCounts, Inc., a Delaware corporation and wholly owned subsidiary of comScore (“Merger Sub”), and Randolph L. Austin, Jr., as Stockholder Representative. Pursuant to the Merger Agreement, on May 28, 2008, Merger Sub was merged with and into M:Metrics, with M:Metrics continuing as the surviving corporation and a wholly owned subsidiary of comScore (the “Merger”).
     The following unaudited pro forma condensed consolidated balance sheet as of March 31, 2008 and the unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2008 and the year ended December 31, 2007 are derived from the audited historical financial statements of each company for the year ended December 31, 2007 and the unaudited historical financial statements of each company as of and for the three month period ended March 31, 2008. The assumptions, estimates and adjustments herein have been made solely for purposes of developing these unaudited pro forma condensed consolidated financial statements.
     The unaudited pro forma condensed consolidated balance sheet as of March 31, 2008 gives effect to the Merger as if it had occurred on March 31, 2008. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2007 and the three months ended March 31, 2008 gives effect to the Merger as if it had occurred on January 1, 2007.
     The following unaudited pro forma condensed consolidated financial statements have been prepared pursuant to the requirements of Article 11 of Regulation S-X, to give effect to the completed Merger, which was accounted for as a purchase business combination in accordance with Statement of Financial Accounting Standards No. 141, Business Combinations (“SFAS 141”).
     The unaudited pro forma condensed consolidated financial statements should be read in conjunction with (i) the historical audited consolidated financial statements and related notes of comScore, and “Management’s Discussions and Analysis of Financial Condition and Results of Operations ” contained in comScore’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, filed on March 11, 2008, (ii) the historical unaudited consolidated financial statements and related notes of comScore, and “Management’s Discussions and Analysis of Financial Condition and Results of Operations ” contained in comScore’s Quarterly Report on Form 10-Q for the period ended March 31, 2008, filed on May 15, 2008, and (iii) the historical audited financial statements and related notes of M:Metrics as of and for the year ended December 31, 2007, which are filed as Exhibit 99.2 to this Amendment No. 1 to Current Report on Form 8-K/A, and (iv) the historical unaudited financial statements and related notes of M:Metrics as of and for the three month period ended March 31, 2008, which are filed as Exhibit 99.3 to this Amendment No. 1 to Current Report on Form 8-K/A. The unaudited pro forma consolidated financial statements are not intended to represent or be indicative of the consolidated results of operations or financial condition of comScore that would have been reported had the Merger been completed as of the dates presented, and should not be construed as representative of the future consolidated results of operations or financial condition of the combined entity.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
COMSCORE, INC.
AS OF MARCH 31, 2008

			Consolidated
			Pro Forma		Consolidated
	comScore	M:Metrics	Adjustments		Total

Assets
Current assets:
Cash and cash equivalents	$54,139	$1,587	$(45,958	)(a)	$9,768
Short-term investments	49,227	—	—		49,227
Accounts receivable	24,796	2,991	—		27,787
Prepaid expenses and other current assets	1,947	197	—		2,144
Deferred tax asset	129	—	—		129

Total current assets	130,238	4,775	(45,958)		89,055
Long-term investments	8,271	—	—		8,271
Property and equipment, net	9,506	1,126	(642	)(b)	9,990
Other non-current assets	163	73	—		236
Long-term deferred tax asset	6,323	—	—		6,323
Intangible assets, net	10	—	10,160	(c)	10,170
Goodwill	1,364	—	38,993	(d)	40,357

Total assets	$155,875	$5,974	$2,553		$164,402

Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$964	$1,118	$—		$2,082
Accrued expenses	6,404	819	—		7,223
Deferred revenues	36,838	5,763	(461	)(e)	42,140
Deferred rent	366	—	—		366
Capital lease obligations	919	—	—		919
Line of credit	—	1,000	—		1,000

Total current liabilities	45,491	8,700	(461)		53,730
Capital lease obligations, long-term	740	—	—		740
Deferred revenues, long-term	—	140	—		140
Deferred rent, long-term	2,482	148	—		2,630

Total liabilities	48,713	8,988	(461)		57,240
Commitments and contingencies
Common stock subject to put	1,815	—	—		1,815
Total stockholders’ equity (deficit)	105,347	(3,014)	3,014	(f)	105,347

Total liabilities and stockholders’ equity (deficit)	$155,875	$5,974	$2,553		$164,402

See notes to the unaudited pro forma consolidated financial statements.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
COMSCORE, INC.
FOR THE THREE MONTHS ENDED MARCH 31, 2008

			Consolidated
			Pro Forma		Consolidated
	comScore	M:Metrics	Adjustments		Total

Revenues	$26,370	$2,791	$—		$29,161

Operating expenses:
Cost of revenues	7,017	—	1,385	(g)	8,402
Product management	—	646	(646	)(g)	—
Research	—	843	(843	)(g)	—
Business development	—	120	(120	)(g)	—
Engineering	—	644	(644	)(g)	—
Operations	—	209	(209	)(g)	—
Sales and marketing	8,945	1,240	17	(g)	10,202
Research and development	3,070	—	1,111	(g)	4,181
General and administrative	3,886	842	(51	)(g)	4,585
			(92	)(h)
Amortization of intangible assets resulting from acquisitions	7	—	344	(i)	351

Total operating expenses	22,925	4,544	252		27,721

Income (loss) from operations	3,445	(1,753)	(252)		1,440
Interest income (expense), net	819	(8)	(337	)(j)	474
Loss from foreign currency	(55)	—	—		(55)

Income (loss) before income taxes	4,209	(1,761)	(589)		1,859

Provision for income taxes	(1,678)	—	873	(k)	(805)

Net income (loss) attributable to common stockholders	$2,531	$(1,761)	$284		$1,054

Net income per common share:
Basic	$0.09				$0.04
Diluted	$0.08				$0.04
Weighted average number of common shares:
Basic	28,200,934				28,200,934
Diluted	29,998,490				29,998,490
See notes to the unaudited pro forma consolidated financial statements.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
COMSCORE, INC.
FOR THE YEAR ENDED DECEMBER 31, 2007

			Consolidated
			Pro Forma		Consolidated
	comScore	M:Metrics	Adjustments		Total

Revenues	$87,153	$9,061	$—		$96,214

Operating expenses:
Cost of revenues	23,858	—	5,193	(g)	29,051
Product management	—	2,123	(2,123	)(g)	—
Research	—	2,922	(2,922	)(g)	—
Business development	—	937	(937	)(g)	—
Engineering	—	2,342	(2,342	)(g)	—
Operations	—	821	(821	)(g)	—
Sales and marketing	28,659	4,282	99	(g)	33,040
Research and development	11,413	—	4,164	(g)	15,577
General and administrative	11,599	5,215	(298	)(g)	16,224
			(292	)(h)
Amortization of intangible assets resulting from acquisitions	966	—	1,374	(i)	2,340

Total operating expenses	76,495	18,642	1,095		96,232

Income (loss) from operations	10,658	(9,581)	(1,095)		(18)
Interest income (expense), net	2,627	(10)	(1,350)		1,267
Loss from foreign currency	(296)	—	—		(296)
Revaluation of preferred stock warrant liabilities	(1,195)	—	—		(1,195)
Loss from disposal of assets	—	(13)	13	(g)	—

Income (loss) before income taxes	11,794	(9,604)	(2,432)		242

Benefit from income taxes	7,522	—	(1,213	)(k)	6,309

Net income (loss)	19,316	(9,604)	(3,645)		6,067
Accretion of redeemable preferred stock	(1,829)	—	—		(1,829)

Net income (loss) attributable to common stockholders	$17,487	$(9,604)	$(3,645)		$4,238

Net income per common share:
Basic	$0.99				$0.26
Diluted	$0.88				$0.23
Weighted average number of common shares:
Basic	16,139,365				16,139,365
Diluted	18,377,563				18,377,563
See notes to the unaudited pro forma consolidated financial statements.

NOTES TO THE UNAUDITED PRO FORMA
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS OF
COMSCORE, INC.
Note 1. Basis of Pro Forma Presentation
     The unaudited pro forma consolidated financial statements included herein have been prepared by comScore pursuant to the rules and regulations of the Securities and Exchange Commission for the purposes of inclusion in comScore’s Amendment No. 1 to Current Report on Form 8-K/A prepared in connection with the Merger.
     Certain information and certain disclosures normally included in financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP) have been condensed or omitted pursuant to such rules and regulations. However, comScore believes that the disclosures provided herein are adequate to make the information presented not misleading.
     The information concerning comScore has been obtained from the audited consolidated financial statements of comScore as of and for the year ended December 31, 2007 as well as the unaudited consolidated financial statements of comScore as of and for the three months ended March 31, 2008 . The information concerning M:Metrics has been obtained from the audited financial statements of M:Metrics as of and for the year ended December 31, 2007 as well as the unaudited consolidated financial statements of M:Metrics as of and for the three months ended March 31, 2008.
     The unaudited pro forma condensed consolidated financial statements are provided for informational purposes only and do not purport to be indicative of the Company’s financial position or results of operations which would actually have been obtained had such transaction been completed as of the date or for the periods presented, or of the financial position or results of operations that may be obtained in the future.
Note 2. Purchase Price Allocation
     On May 28, 2008, comScore completed the Merger. The unaudited pro forma condensed consolidated financial statements have been prepared to give effect to the completed Merger, which was accounted for as a purchase business combination in accordance with SFAS 141. A total estimated purchase price of approximately $46.0 million, which includes $45.5 million in cash and estimated direct transaction costs of approximately $418,000, was used for purposes of preparing the unaudited pro forma condensed consolidated financial statements. In connection with the Merger, comScore paid the estimated purchase price using proceeds raised in a public offering completed in June 2007.
     Under the purchase method of accounting, the total estimated purchase price is allocated to M:Metrics net tangible and intangible assets based on their estimated fair values as of May 28, 2008, the effective date of the Merger. The preliminary estimated purchase price as shown in the table below was based on management’s preliminary valuation, which was based on estimates and assumptions that are subject to change. The preliminary purchase price is allocated as follows (in thousands):

Cash and cash equivalents	$1,554
Accounts receivable	2,080
Prepaid expenses and other current assets	260
Property and equipment	464
Other long term assets	85
Accounts payable	(864)
Other accrued liabilities	(3,345)
Deferred revenue	(5,473)
Other long-term liabilities	(145)

Net tangible liabilities to be acquired	(5,384)
Definite-lived intangible assets acquired	10,160
Goodwill	41,182

Total estimated purchase price	$45,958

      Included in the preliminary purchase price allocation are $6.3 million of deferred tax assets and $3.7 million in deferred tax liabilities, offset by a full valuation allowance of $2.6 million.
     Of the total estimated purchase price, a preliminary estimate of $5.4 million has been allocated to net tangible liabilities to be acquired, and $10.2 million has been allocated to definite-lived intangible assets acquired. The amortization related to the intangible assets is reflected as pro forma adjustments to the unaudited pro forma condensed consolidated statement of operations. Definite-lived intangible assets of $10.2 million consist of the value assigned to M:Metrics customer relationships of $3.2 million, intellectual property $2.6 million, developed and core technology of $2.5 million and panel $1.9 million.
Intangible assets with finite lives are amortized using the straight-line method over the following useful lives:

Useful Lives
(Years)
Acquired methodologies/technology	5 to 7
Customer relationships	7
Panel	7
Intellectual property	10
Note 3. Pro Forma Adjustments
     Pro forma adjustments are necessary to reflect the estimated purchase price, to adjust amounts related to M:Metrics net tangible and intangible assets to a preliminary estimate of the fair values of those assets, to reflect the amortization expense related to the estimated amortizable intangible assets and to reclassify certain of M:Metrics amounts to conform to comScore’s financial statement presentation.
     The unaudited pro forma consolidated financial statements do not include adjustments for liabilities relating to Emerging Issues Task Force No. 95-3 (“EITF 95-3”), “Recognition of Liabilities in Connection with a Purchase Business Combination.” Management is in the process of assessing what, if any, future actions are necessary. However, liabilities ultimately may be recorded for costs associated with exiting activities of M:Metrics that may affect amounts in the unaudited pro forma consolidated financial statements.
     comScore has not identified any material pre-Merger contingencies where the related asset, liability or impairment is probable and the amount of the asset, liability or impairment can be reasonably estimated.
     The pro forma adjustments included in the unaudited pro forma consolidated financial statements are as follows:
a)	To reflect cash paid in connection with the Merger and related transaction costs.

b)	To write off M:Metrics capitalized software costs separately valued as an acquired intangible asset in the purchase price allocation.

c)	To reflect the fair value of customer relationships estimated to be $3.2 million, intellectual property estimated to be $2.6 million, developed and core technology estimated to be $2.5 million and panel estimated to be $1.9 million.

d)	To reflect the fair value of goodwill acquired based on net tangible liabilities acquired if the Merger occurred on March 31, 2008. The difference between the amount recorded on a pro forma basis and the actual balance as of the effective date of the Merger is the result of changes in net tangible liabilities of M:Metrics between March 31, 2008 and May 28, 2008.

e)	To reflect the fair value of M:Metrics assumed legal performance obligations and to eliminate M:Metrics deferred revenue that does not represent a legal performance obligation to the combined company.

f)	To eliminate historical stockholders’ deficit of M:Metrics.

g)	Reclassification adjustment to conform M:Metrics balances to comScore’s financial statement presentation.

h)	To eliminate amortization related to internally developed software in the amount of $92K for the three months ended March 31, 2008 and $292K for the year ended December 31, 2007.

i)	To reflect the amortization expense associated with the identified intangible assets recorded in connection with the Merger.

j)	To reduce interest income due to cash utilized in the Merger.

k)	To properly reflect the tax provision for the three months ended March 31, 2008 and the year ended December 31, 2007.
Note 4. Pro Forma Net Income Per Common Share
     The pro forma basic and diluted net income per common share is based on the weighted average number of common shares of comScore’s common stock outstanding during the period.